Triant Technologies Inc.

20 Townsite Road, 2nd Floor

Nanaimo, BC

Canada V9S 5T7

TRIANT

Tel: 250.754.4223

Toll Free 800.663.8611

Fax: 250.754.2388

e-mail: mail@triant.com

CONTACTS :

Robert Heath, CEO / Mark Stephens, CFO

Triant Technologies Inc.

250.754.4223

mail@triant.com

FOR IMMEDIATE RELEASE

TRIANT ANNOUNCES CONFERENCE CALL

FOR YEAR END 2002 FINANCIAL RESULTS

VANCOUVER, CANADA — FEBRUARY 25, 2003 — Triant Technologies Inc. (TSX: TNT; OTCBB: TNTTF) today announced a conference call scheduled for Monday, March 3, 2003 at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time) to discuss year end 2002 financial results.

WHO:	Triant Technologies Inc., a leader in equipment health monitoring and advanced fault detection software solutions for the semiconductor industry
WHAT:	Conference Call for Year End 2002 Financial Results
WHEN:	Monday, March 3, 2003
TIME:	1:45 p.m. Pacific Time (4:45 p.m. Eastern Time)
DIAL-IN NUMBER:	416.695.5806 Conference Code: 1383158
REPLAY NUMBER:	416.695.5800 Conference Code: 1383158 A replay of the conference call will be available on Monday, March 3, 2003 after 7:45 p.m. Eastern Time (4:45 p.m. Pacific Time)

About Triant Technologies

Triant Technologies Inc. develops, markets, and supports equipment health monitoring, advanced fault detection and sophisticated data analysis technology. Triant provides innovative APC (Advanced Process Control) software solutions that help its customers improve the productivity of their manufacturing equipment and is focused on the application of its technology primarily to the semiconductor industry and secondarily to other industries. Triant’s core technology is UPM (Universal Process Modeling), a proprietary advanced mathematical algorithm that can be used to model the behavior of any correlated system or process. To address the emerging market opportunity in the semiconductor industry, Triant has developed ModelWare®, an equipment health monitoring and advanced fault detection software solution, based on its core UPM technology. More information about Triant is available via the Internet at www.triant.com